Exhibit 99.1

Lantronix Announces Pricing of $30 Million Underwritten Offering

of Common Stock

IRVINE, Calif., May 29, 2026 — Lantronix, Inc. (Nasdaq: LTRX), a global provider of Edge AI and Industrial IoT solutions that power NDAA-compliant unmanned systems, critical infrastructure and resilient enterprise networks, today announced the pricing of an underwritten offering of 4,166,667 shares of common stock at an offer price of $7.20 per share, for gross proceeds of approximately $30 million, before deducting underwriting discounts and commissions and other estimated offering expenses. All shares of common stock are being offered by Lantronix. In addition, Lantronix has granted the underwriters a 30-day option to purchase up to an additional 625,000 shares of its common stock at the offering price for the common stock, less underwriting discounts and commissions. The offering is expected to close on or about June 1, 2026, subject to the satisfaction of customary closing conditions.

Needham & Company and Canaccord Genuity are acting as joint bookrunners on the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-284749) that was declared effective by the Securities and Exchange Commission (“SEC”) on February 19, 2025. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting Needham and Company, LLC, Attention: 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, by telephone at (800) 903-3268 or by email at prospectus@needhamco.com or Canaccord Genuity LLC, Attn: Syndication Department, 1 Post Office Square, 30th Floor, Boston, MA 02109, or by email at prospectus@cgf.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Lantronix

Lantronix Inc. (Nasdaq: LTRX) is a global leader in Edge AI and Industrial IoT solutions, delivering intelligent computing, secure connectivity and remote management for mission-critical applications. Serving high-growth markets, including smart cities, enterprise IT and commercial and defense unmanned systems, including drones, Lantronix enables customers to optimize operations and accelerate digital transformation. Its comprehensive portfolio of hardware, software and services powers applications from secure video surveillance and intelligent utility infrastructure to resilient out-of-band network management. By bringing intelligence to the network edge, Lantronix helps organizations achieve efficiency, security and a competitive edge in today’s AI-driven world. For more information, visit the Lantronix website.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the expected closing of the offering, the anticipated timing of the closing, and the potential exercise of the underwriters’ option to purchase additional shares. These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied by such statements, including, but not limited to, market conditions, the satisfaction of customary closing conditions, and other risks described in Lantronix’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent SEC filings. Investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date made, and Lantronix undertakes no obligation to update them except as required by law.

Lantronix Media Contact:

media@lantronix.com

949-212-0960

Lantronix Analyst and Investor Contact:

investors@lantronix.com

949-574-3860